                                                                    Exhibit 99.1
                                                         [PIONEER STANDARD LOGO]


FOR IMMEDIATE RELEASE

               PIONEER-STANDARD ELECTRONICS REPORTS FOURTH QUARTER
                             AND FISCAL 2003 RESULTS

     - Fourth Quarter Pro-forma $0.07 Net Loss in Line with Previously Announced Guidance
     -    Company Expects Improved Sales and Earnings in Fiscal 2004


CLEVELAND, Ohio - May 13, 2003 - Pioneer-Standard Electronics, Inc. (Nasdaq:
PIOS) today announced a net loss of $10.7 million, or $0.39 per share, for its fourth quarter ended March 31, 2003. This compares with a net loss of $6.3 million, or $0.23 per share, for the fourth quarter last year.

Because of the previously announced sale of the Company's Industrial Electronics Division ("IED") to Arrow Electronics, Inc., the attached financial statements have been restated to classify the IED operating results as discontinued operations. Results for the fourth quarter of 2003 included a pre-tax gain of approximately $53.5 million from the sale of IED. Offsetting this gain were pre-tax charges of approximately $31.6 million related to the disposition of IED and the operating loss of the division prior to the sale. These actions resulted in a pre-tax gain from discontinued operations of $21.9 million, or $14.2 million net of tax.

In addition, several charges associated with the reorganization of the Company's ongoing business were recorded in the fourth quarter of fiscal 2003 as discussed below.

The Company recorded pre-tax restructuring charges of approximately $20.7 million in the fourth quarter of fiscal 2003. These costs are specific to the impairment of facilities and other assets that were inconsistent with the Company's strategic plan and are no longer required, and severance costs incurred in connection with downsizing the corporate structure.

A charge of $14.6 million was also recorded during the fourth quarter to reduce the carrying value of the Company's investment in Eurodis Electron PLC, a European distributor of electronic components, to reflect the market value of Eurodis stock on March 31, 2003, as quoted on the London Stock Exchange. As a result of the sale of IED, the investment no longer holds strategic value for Pioneer-Standard, and the adjustment to market value was required.

The Company also recorded a pre-tax loss of $1.2 million related to the retirement of debt in the fourth quarter of 2003.

Excluding the discontinued operations and the reorganization charges discussed above, pro-forma net loss for the fourth quarter of 2003 would have been $2.0 million, or $0.07 per share. These results are in line with the Company's previously issued guidance on March 18, 2003 of a pro-forma net loss of $0.05-$0.10 per share. On a comparable basis, pro-forma net income would have been $2.7 million, or $0.10 per share, for the fourth quarter last year. A reconciliation of the net loss reported for the


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

fourth quarter of 2003 and net income reported for the fourth quarter of 2002 to the above pro-forma amounts is included as an attachment to this press release.

Sales for the quarter were $261.3 million, a decline of 8.5% compared with the fourth quarter last year. Contributing factors included the decision to discontinue certain products and customer relationships that did not fit the Company's long-term strategic plan, as well as depressed corporate capital spending.

"I am very pleased with the performance of the ongoing business during the fourth quarter and our ability to meet our guidance in light of the soft market conditions, our exit from non-strategic businesses, and the divestiture itself," said Arthur Rhein, chairman, president and chief executive officer.

Fiscal 2003 Full Year Results
For the fiscal year ended March 31, 2003, the Company reported a net loss of $42.1 million, or $1.54 per share. This compares with a net loss of $7.0 million, or $0.26 per share, reported last year.

The net loss for 2003 includes a goodwill impairment charge of $34.8 million, net of tax, or $1.27 per share, which was reported as a cumulative effect of change in accounting principle, related to the Company's adoption of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets."

Excluding discontinued operations, reorganization charges and goodwill impairment, pro-forma net loss for the years ended March 31, 2003 and 2002 would have been $3.2 million, or $0.12 per share, and $2.6 million, or $0.10 per share, respectively. A reconciliation of the net loss reported for the years ended March 31, 2003 and 2002 to the above pro-forma amounts is included as an attachment to this press release.

Sales for the fiscal year ended March 31, 2003 were $1.2 billion, which is a decline of 9.5% compared with the $1.3 billion reported in fiscal 2002, primarily due to depressed capital spending.

Business Outlook
"As previously stated, I have five very specific goals for Pioneer-Standard," Rhein said. "We will grow sales faster than our markets; we will grow profits faster than sales; we will report operating profit of approximately 2.5% by the end of fiscal 2004 and 3%-3.5% for the longer term; we will drive our return on total capital to the 7%-9% range over the next 18 to 24 months, building to a sustainable 10%-12% long-term; and we will continue to opportunistically reduce our debt to achieve a debt-to-total-capital ratio of 25%-35%."

Pioneer-Standard currently anticipates revenue growth of 3% to 6% in fiscal 2004, which ends March 31, 2004. The Company expects gross margins to approximate 13%, and operating expenses to be in the range of 10.5% to 11.0% of sales for the full year. Interest expense will be approximately $10.0 million for the year, assuming no additional debt reductions. The effective tax rate is expected to approximate 40% in fiscal 2004. As a result of these expectations, which do not include anticipated debt reductions in fiscal 2004, the Company is projecting net income of between $0.15 and $0.20 per share for the full fiscal year. The Company noted that any future debt reductions will favorably impact its current earnings outlook.

"We also expect the second half of fiscal 2004 to be substantially stronger than the first half, much like fiscal 2003's seasonal second-half strength," noted Rhein. "Although the enterprise computer systems business is less cyclical than the electronic components distribution business, it is typically more seasonal."

The Company expects sales for the first quarter of fiscal 2004, ending June 30, 2003, to be flat to slightly higher than the $273.2 million reported for the first quarter of fiscal 2003. Gross margins are anticipated to be approximately 13%. Operating expenses are anticipated to be between 11.8% and 12.2% of sales for the quarter, due to restructuring charges that will be recognized in the quarter, along with the normal seasonal sales trend. Net income is anticipated to be between break-even and a loss of $0.05 per share for the quarter ending June 30, 2003.

Forward-Looking Language
Portions of this release, particularly the statements made by management and those included in the Business Outlook section, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to important factors that could cause Pioneer-Standard's actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Pioneer-Standard's subsequent SEC filings.

Pro-Forma Information
In addition to results disclosed in accordance with Generally Accepted Accounting Principles (GAAP), Pioneer-Standard has disclosed pro-forma, or non-GAAP, results of operations. These pro-forma results are presented to permit shareholders and other users of financial information to better assess the Company's operating performance. This data is provided to complement the results provided in accordance with GAAP.

Conference Call Information
A conference call to discuss quarterly results is scheduled for 10 a.m. Eastern Time on Tuesday, May 13, 2003. The conference call will be broadcast live over the Internet and a replay will be accessible on the investor relations page of the Company's Web site: www.pioneerstandard.com.

A taped replay of the conference call will be available at Noon ET on Tuesday, May 13, 2003 through Midnight ET, Wednesday, May 21, 2003 accessible by dialing 877-344-7529 or 412-858-1440 (account #914 for conference call #316105).

About Pioneer-Standard Electronics, Inc.
Pioneer-Standard Electronics, Inc. is one of the foremost distributors and premier resellers of enterprise computer technology solutions from HP and IBM as well as other leading manufacturers. The Company has a proven track record of delivering complex servers, software, storage and services to resellers and corporate customers across a diverse set of industries. Headquartered in Cleveland, OH, Pioneer-Standard has sales offices throughout the U.S. and Canada. For more information, visit the Company's website at www.pioneerstandard.com.



For more information contact:        Steven M. Billick
                                     Executive Vice President, Treasurer and CFO
                                     Pioneer-Standard Electronics, Inc.
                                     440-720-8680


                                      # #


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




                       PIONEER-STANDARD ELECTRONICS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Three Months Ended                     Year Ended
                                                        March 31                           March 31
                                              ----------------------------       ----------------------------
(In Thousands, Except Per Share Data)             2003            2002               2003            2002
                                              ------------    ------------       ------------    ------------

Net Sales                                     $    261,339    $    285,548       $  1,171,631    $  1,294,322
Cost of goods sold                                 226,874         244,698          1,022,378       1,123,839
                                              ------------    ------------       ------------    ------------
      Gross margin                                  34,465          40,850            149,253         170,483

Warehouse, selling and administrative
    expenses                                        32,794          34,021            135,899         154,682
Restructuring charges                               20,697             473             20,697             473
                                              ------------    ------------       ------------    ------------
      Operating Income (Loss)                      (19,026)          6,356             (7,343)         15,328
Other (Income) Expense
      Other income, net                               (496)         (1,175)              (966)           (873)
      Investment impairment                         14,600               -             14,600               -
      Interest expense, net                          2,656           2,111              9,343          11,257
      Loss on retirement of debt                     1,164               -              1,164               -
                                              ------------    ------------       ------------    ------------
Income (Loss) Before Income Taxes                  (36,950)          5,420            (31,484)          4,944
      Provision (benefit) for income taxes         (13,805)          1,518            (11,739)          1,618
      Distributions on mandatorily
         redeemable convertible trust
         preferred securities, net of tax            1,715           1,511              6,315           6,237
                                              ------------    ------------       ------------    ------------
Income (Loss) from Continuing Operations      $    (24,860)   $      2,391       $    (26,060)   $     (2,911)
Income (Loss) from Discontinued
    Operations, net of tax                          14,210          (8,668)            18,777          (4,136)
                                              ------------    ------------       ------------    ------------
Loss before Cumulative Effect of Change in
    Accounting Principle                      $    (10,650)   $     (6,277)      $     (7,283)   $     (7,047)
      Cumulative Effect of Change in
          Accounting Principle, net of  tax              -               -            (34,795)              -
                                              ------------    ------------       ------------    ------------
Net Loss                                      $    (10,650)   $     (6,277)      $    (42,078)   $     (7,047)
                                              ============    ============       ============    ============
PER SHARE DATA:
BASIC:
Income (Loss) from Continuing Operations      $      (0.91)   $       0.09       $      (0.96)   $      (0.11)
Income (Loss) from Discontinued Operations            0.52           (0.32)              0.69           (0.15)
                                              ------------    ------------       ------------    ------------
Loss before Cumulative Effect of Change in
   Accounting Principle                       $      (0.39)   $      (0.23)      $      (0.27)   $      (0.26)
                                              ------------    ------------       ------------    ------------
Cumulative Effect of Change in Accounting
    Principle                                            -               -              (1.27)              -
                                              ------------    ------------       ------------    ------------
Net Loss                                      $      (0.39)   $      (0.23)      $      (1.54)   $      (0.26)
                                              ============    ============       ============    ============
DILUTED:
Income (Loss) from Continuing Operations      $      (0.91)   $       0.09       $      (0.96)   $      (0.11)
Income (Loss) from Discontinued Operations            0.52           (0.32)              0.69           (0.15)
                                              ------------    ------------       ------------    ------------
Loss before Cumulative Effect of Change in
   Accounting Principle                       $      (0.39)   $      (0.23)      $      (0.27)   $      (0.26)
                                              ------------    ------------       ------------    ------------
Cumulative Effect of Change in Accounting
    Principle                                            -               -              (1.27)              -
                                              ------------    ------------       ------------    ------------
Net Loss                                      $      (0.39)   $      (0.23)      $      (1.54)   $      (0.26)
                                              ============    ============       ============    ============
DIVIDENDS PER SHARE                           $        .03    $        .03       $        .12    $        .12
Weighted Average Shares Outstanding:
      Basic                                     27,355,569      27,106,933         27,291,683      27,040,171
      Diluted(A)                                27,355,569      27,816,419(A)      27,291,683      27,040,171


(A) Including common shares issuable upon conversion of Trust Preferred securities would have had an anti-dilutive effect, therefore diluted shares only include common stock equivalents.

                       PIONEER-STANDARD ELECTRONICS, INC.
                             EARNINGS RECONCILIATION
                      (In thousands, except per share data)

                                                        Three Months Ended          Year Ended
                                                             March 31                March 31
                                                     ----------------------    --------------------
                                                         2003        2002        2003        2002
                                                     ----------    --------    --------    --------
Net Loss, as reported                                $  (10,650)   $  (6,277)  $ (42,078)  $  (7,047)
    (Income) Loss from Discontinued
         Operations, net of tax                         (14,210)       8,668     (18,777)      4,136
    Reorganization Charges:
       Restructuring Charge, net of tax                  12,965          341      12,979         318
       Investment Impairment, net of tax                  9,145            -       9,156           -
       Loss on Retirement of Debt, net of tax               729            -         731           -
                                                     ----------     --------    --------    --------
              Total Reorganization Charges               22,839          341      22,866         318

    Cumulative Effect of Change in
         Accounting Principle, net of tax                     -            -      34,795           -
                                                     ----------     --------    --------    --------
Pro-Forma Net Income (Loss), as adjusted             $   (2,021)    $  2,732    $ (3,194)   $ (2,593)
                                                     ==========     ========    ========    ========

Net Loss per share, as reported                      $    (0.39)    $  (0.23)   $  (1.54)   $  (0.26)

    (Income) Loss from Discontinued
        Operations, net of tax                            (0.52)        0.32       (0.69)       0.15
    Restructuring Charge, net of tax                       0.47         0.01        0.48        0.01
    Investment Impairment, net of tax                      0.34            -        0.33           -
    Loss on Retirement of Debt, net of tax                 0.03            -        0.03           -
    Cumulative Effect of Change in
        Accounting Principle, net of tax                      -            -        1.27           -
                                                     ----------     --------    --------    --------
Pro-Forma Net Income (Loss) per share, as adjusted   $    (0.07)    $   0.10    $  (0.12)   $  (0.10)
                                                     ==========     ========    ========    ========

                       PIONEER-STANDARD ELECTRONICS, INC.
                            CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                       March 31   March 31
(Dollars In Thousands)                                   2003       2002
                                                       --------   --------

ASSETS

Current Assets
   Cash and cash equivalents                           $318,543   $ 21,400
   Accounts receivable, net                             170,708    207,744
   Inventories, net                                      48,285     74,145
   Other                                                  6,981      8,389
   Assets of discontinued operations                     43,367    385,512
                                                       --------   --------
          Total current assets                          587,884    697,190

Intangible Assets, net and Other                        147,762    156,462

Property & Equipment, net                                38,237     63,285
                                                       --------   --------

          Total Assets                                 $773,883   $916,937
                                                       ========   ========

LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts payable                                    $139,185   $137,244
   Other                                                 18,901     25,054
   Liabilities of discontinued operations                26,127     74,286
                                                       --------   --------
          Total current liabilities                     184,213    236,584

Long-Term Debt                                          130,995    179,000
Other Long-Term Liabilities                              16,450     16,981
Mandatorily Redeemable Convertible Trust
        Preferred Securities                            143,675    143,675

Shareholders' Equity                                    298,550    340,697
                                                       --------   --------

          Total Liabilities and Shareholders' Equity   $773,883   $916,937
                                                       ========   ========